CONSULTING AGREEMENT This Consulting Agreement (“Agreement”), dated as of March 18, 2022 and effective as of April 1, 2022 (“Effective Date”), is made by and between Emergent BioSolutions Inc. (“Emergent”), having its principal office at 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879, and Fuad El-Hibri (“Consultant”). Emergent and Consultant are hereinafter referred to individually as “Party” or collectively as the “Parties”. The Parties hereby agree as follows: WHEREAS, Consultant has notified Emergent of his retirement and resignation from employment with Emergent, with his last day of employment to be March 31, 2022 (the “Retirement Date”), and has certain knowledge and expertise regarding Emergent as a result of having served, inter alia, as its co-founder, former Chief Executive Officer, and Executive Chairman; WHEREAS, Emergent desires to have the benefit of Consultant’s knowledge and expertise, and to retain the services of Consultant to provide strategy, advice and guidance in connection with strategic and other business matters related to Emergent as more fully described herein, and Consultant desires to provide consulting services to Emergent. NOW, THEREFORE, in consideration of the foregoing and subject to the covenants and conditions set forth herein, the Parties agree as follows: 1. Services; Orders. Beginning on the Effective Date, Consultant agrees to perform consulting services for Emergent that may be reasonably requested from time-to-time by Emergent’s CEO or Chairman as set forth in the Order attached hereto as Exhibit A (such Exhibit A, the “Order”, and such services, the “Services”). The level of Services provided by Consultant over the period of performance is anticipated to be no more than 20 hours per month. 2. No Federally-funded Services. Emergent shall not use a Federal grant or contract as the source of funding for any Services. 3. Performance Standards. Services shall be provided in accordance with the terms of this Agreement, specific requirements of the Order, and best industry standards applicable thereto. Consultant shall have the right to control and determine the time, place, methods, manner and means of performing the Services. In performing the Services, the amount of time devoted by Consultant on any given day will be entirely within Consultant’s control, and Emergent will rely on Consultant to put in the amount of time as is necessary to satisfactorily provide the Services. Consultant shall (a) provide the facilities and supplies necessary to perform Services unless otherwise specified in an applicable Order, (b) report to the authorized contact(s) identified in the applicable Order or such other person(s) as Emergent or its Affiliates may designate from time to time in writing, (c) provide Emergent with deliverables and reports described in the applicable Order or such other reports as Emergent or its Affiliates may from time to time request, and (d) not subcontract with or otherwise engage or consult any third party to provide Services or any part thereof without Emergent’s prior written consent.

4. Payment. Emergent shall compensate Consultant for Services rendered based on invoices submitted by Consultant under the applicable Order and in accordance with the terms of this Agreement and any Order. All invoices shall reference the Emergent Accounting Codes designated in the Order. Invoices shall be payable within thirty (30) days of receipt by Emergent. Payment of an invoice shall be in full compensation for the corresponding Services performed unless expressly otherwise agreed in writing by the Parties. Consultant shall not receive employee benefits (such as paid vacation, sick leave or any insurance benefits) from Emergent even if Consultant is physically situated at Emergent’s offices. Consultant shall be fully responsible for payment of all income taxes, social security taxes, and for any other taxes or payment which may be due and owing by Consultant as the result of fees or amounts paid to Consultant by Emergent under this Agreement, and Consultant shall indemnify and hold harmless Emergent from and against any such tax or payment. 5. Expenses. Emergent shall reimburse Consultant for out-of-pocket expenses reasonably incurred in the performance of Services, provided that Consultant must obtain consent for any expense in excess of $1,000. Consultant shall submit monthly invoices detailing and categorizing expenses incurred during the immediately preceding month and shall provide supporting documentation as reasonably required by Emergent. Expenses shall not be marked up. All travel must be in accordance with Emergent’s policy for Consultants, including, but not limited to, Emergent’s Corporate Travel, Food and Lodging Policy. This Agreement relates to the provision of Services only, and Consultant shall not purchase equipment, goods, software or other tangible or intangible property for which Consultant will seek reimbursement from Emergent without Emergent’s express, prior written authorization. 6. Confidential Information; Information Security. (A) Consultant acknowledges that this Agreement creates a confidential relationship between the Parties, and that, in order to perform the Services, Consultant or its employees may need to have access to certain commercially valuable, proprietary, and non-public information that Emergent considers to be Confidential Information. “Confidential Information” shall mean any and all proprietary or non-public information, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in written, oral, electronic, graphic or other information relating directly or indirectly to Emergent, or its Affiliates (“Affiliate” shall mean any direct or indirect, current or future subsidiary of Emergent, or any other entity controlled by, under common control with, or which controls Emergent, and “control” shall mean direct or indirect possession of at least fifty percent (50%) of the voting equity of another entity (or other comparable interest for an entity other than a corporation), or the power to direct or cause the direction of the management or policies of an entity whether through ownership of securities, by contract or otherwise), or the business, products, markets, customers, suppliers, condition (financial or otherwise), operations, assets, liabilities, results of operations, cash flows or prospects of Emergent or its Affiliates that is delivered, disclosed or furnished by or on behalf of Emergent or its Affiliates to Consultant whether before, on or after the Effective Date hereof, or which Consultant otherwise learns or obtains, through observation or through analysis of such information, and shall also be deemed to include all notes, analyses, compilations, studies, forecasts, interpretations or other documents prepared by Consultant to the extent such material contains, reflects or is directly based upon, in whole or in part, such information. Confidential Information may include, without limitation, technical information, business plans, identification or characterization of biological or other materials, results and/or design of experiments or preclinical or clinical testing, know-how, trade secrets, methods, methodologies, designs, specifications, clinical protocols, data, inventions, improvements, intellectual properties, devices, processes, procedures, financial analysis, accounting policies and procedures, employee staffing, employee compensation and benefits, manuals and marketing and advertising strategies disclosed directly or indirectly by Emergent or its Affiliates to Consultant (whether prepared by Emergent or its Representatives (“Representatives” shall mean the members, principals, directors, officers, employees, consultants, agents, Affiliates and advisors of Emergent (including Emergent’s financial advisors, attorneys, and accountants), and, as applicable, those of its subsidiaries, Affiliates or divisions)). The existence, terms and conditions of this Agreement, the Materials (as defined below), any Work Product (as defined below), and any communications related to the Services shall also be considered Confidential Information. Consultant agrees to keep confidential and not, without the prior written consent of Emergent, publish, disclose to any third party or use (except for purposes of performance under this Agreement) any Confidential Information. The obligations of this paragraph do not pertain to information which is (a) generally known or hereafter becomes generally known to the public through no fault of Consultant or (b) disclosed by Consultant based on Emergent’s prior written approval. Consultant shall promptly return all Confidential Information (including any copies thereof) to Emergent upon completion of the Term (as defined below) or earlier upon Emergent’s request. Consultant shall be entitled to disclose Confidential Information as required by applicable law, regulation or court order only to the extent necessary to comply therewith; provided, however, Consultant shall, except as otherwise set forth below, provide Emergent an opportunity to seek to prevent disclosure of, or to obtain a protective order for, such Confidential Information by giving advance written notice of such required disclosure; provided further, that Consultant shall, except as otherwise set forth below, make such required disclosures in consultation with Emergent and shall cooperate with Emergent in connection with efforts to obtain any protective order or other remedy. Notwithstanding the foregoing, nothing in this Agreement prohibits Consultant from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. Consultant is not required to notify Emergent of any such communications; provided, however, that nothing herein authorizes the disclosure of information Consultant obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding Consultant’s confidentiality and nondisclosure obligations, Consultant is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” (B) Consultant shall observe all rules, policies, and security requirements of Emergent concerning the safeguarding, protection and integrity of Confidential Information and Personal

Information (defined below), as and to the extent applicable in connection with any equipment, systems, Confidential Information and Personal Information to which Consultant is provided access in connection with the Services. 7. Ownership of Work Product. All right, title, and interest in and to all designs, reports, data, information, documents, know-how and materials (“Materials”) supplied to Consultant or paid for by or on behalf of Emergent shall be and remain the exclusive property of Emergent, shall be kept by Consultant strictly for performance of Services, and shall not be reallocated to any other work whatsoever without Emergent’s prior written consent. Consultant shall promptly disclose to Emergent in writing all data, information, documents, know-how, materials and inventions relating to or arising out of the performance of services for Emergent (“Work Product”), and agrees that all right, title, and interest in and to the Work Product shall belong to and be the property of Emergent. Consultant does hereby assign, transfer, and convey to Emergent and its successors and assigns all its rights, title and interest in and to the Work Product and shall promptly do all acts and sign all documents necessary to perfect Emergent’s rights, title, and interest in and to such Work Product as shall be requested by Emergent (at Emergent’s expense). All documents and materials prepared by Consultant in the performance of services for Emergent constitute works-for-hire and shall belong to and be the exclusive property of Emergent, and shall be surrendered by Consultant to Emergent upon request. 8. Personal Information & Data Privacy. Each Party shall comply with their respective obligations under any applicable privacy law, privacy regulation, or other legal requirement pertaining to the protection, privacy, and security of Personal Information. “Personal Information” shall mean information or personal data relating to, or concerning, an individual, an identified person, an identifiable person, (including but not limited to Emergent employees) or as may be further specified by regional, country, or state laws, or a data processing agreement between the Parties. In the event Consultant will be granted access to Emergent networks, systems, software, or the Parties process Personal Information, Consultant shall abide by the relevant instructions provided by Emergent to ensure its access does not present any data security issues. If Personal Information processed under this Agreement is transferred from a country within the European Economic Area to a country outside of the European Economic Area, which is not currently approved by the European Commission as having adequate levels of protection for Personal Information, the Parties shall execute the appropriate European Union approved standard contractual clauses, or the Parties may rely on alternative mechanisms to lawfully transfer such Personal Information. 9. Independent Contractor. With respect to the subject matter hereof, Consultant is and shall remain an independent contractor. This Agreement shall not be deemed to create an employer/employee relationship, joint venture, partnership, association, or agency between the Parties. Consultant is not authorized to incur or create any obligation (express or implied) on behalf of Emergent or to bind Emergent in any manner whatsoever. 10. Term; Termination. This Agreement is effective as of the Effective Date and shall continue in effect until the Agreement terminates under this Section (“Term”). This Agreement (or any Order, as applicable) shall terminate upon the first to occur of (a) April 1, 2024; (b) the date Emergent provides Consultant with written notice (setting out with particularity) that this Agreement is being terminated for “cause” where Consultant: (i) commits any act of embezzlement, theft or fraud against Emergent; (ii) is convicted of a felony or any crime involving moral turpitude, whether or not related to Services; (iii) commits any act of gross negligence or willful misconduct in connection with the Services that causes material damage to Emergent; (iv) materially breaches the representations, warranties or covenants contained in this Agreement, which breach, if curable, is not cured to Emergent’s reasonable satisfaction within 30 days after written notice from Emergent to Consultant; or (v) materially breaches the Restrictive Covenant Obligations or Confidentiality and Assignment Obligations (each as defined below), or any other similar ongoing obligations Consultant may have to Emergent pursuant to any other agreement or policy, which breach, if curable, is not cured to Emergent’s reasonable satisfaction within 30 days after written notice from Emergent to Consultant; and (c) the date Consultant terminates, or the Parties mutually terminate, the Agreement for convenience on not less than fourteen (14) days’ prior written notice, unless a shorter notice period is mutually agreed. Upon termination of this Agreement, Emergent shall have no further liability other than for payment in accordance with the terms of this Agreement for Services provided prior to the termination date. The provisions of Sections 4 - 7, 10, 12 - 14 and 17 - 19 shall survive the expiration or termination of this Agreement for any reason. Upon termination of this Agreement, Emergent shall have no further liability other than for payment in accordance with the terms of this Agreement for Services provided prior to the termination date. 11. Representations and Warranties. In addition to any other representations and warranties set forth in this Agreement, Consultant represents and warrants that: (a) Consultant will perform Services in a competent, diligent and workmanlike manner consistent with industry standards of professional conduct; (b) Consultant has not ever been debarred, pursuant to the United States Food, Drug and Cosmetic Act, or been excluded from any federal health care program (including Medicare or Medicaid), and Consultant will notify Emergent immediately if any of the foregoing occurs; (c) Consultant shall not use, in the performance of the Services or the creation of any Work Product, or disclose to Emergent, any confidential or proprietary information of any other person in violation of any obligation or duty that Consultant owes to the other person, and Consultant’s compliance with this Section 11(c) will not restrict or impair Consultant’s performance of the Services and its other obligations to Emergent; or (d) Consultant has full power to enter into and fully perform this Agreement and Consultant’s execution, delivery and performance of this Agreement does not violate any employment, nondisclosure, confidentiality, consulting or other agreement to which Consultant is a party or by which it may be bound. 12. Compliance with Laws. (A) Consultant shall comply with all applicable laws, rules, regulations, applicable regulatory authority (e.g. US FDA and EU EMA) guidelines and applicable industry Codes of Practice (e.g. US PhRMA Code, EU EFPIA Code) in performing the Services, including those governing employment practices (including employee recruiting and hiring), anti-bribery, anti-corruption and anti-gratuities laws or other similar laws. Consultant shall be prohibited from the payment or giving of anything of value, either directly or indirectly, to an official of any government, political party or official thereof, any candidate for foreign political office, or any official of an international organization, for the purpose of influencing an act or decision in its official capacity, or inducing that official to use influence with any government, to assist Emergent in obtaining or retaining business for or with, or directing business to, any person, or for obtaining an improper advantage. Consultant further represents, warrants and agrees that it will (i) comply with the relevant principles outlined in Emergent’s Code of Conduct and Business Ethics (https://investors.emergentbiosolutions.com/code-conducts); and (ii) attend or complete all orientation/training required by Emergent prior to or during the performance of Services. (B) Emergent is an equal opportunity employer and federal contractor or subcontractor. Consequently, the Parties agree that, as applicable, they will abide by the requirements of 41 CFR 60-1.4(a), 41 CFR 60-300.5(a) and 41 CFR 60-741.5(a) and that these laws are incorporated herein by reference. These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities and prohibit discrimination against all individuals based on their race, color, religion, sex, sexual orientation, gender identity or national origin. These regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, sexual orientation, gender identity, national origin, protected veteran status or disability. The Parties also agree that, as applicable, they will abide by the requirements of Executive Order 13496 (29 CFR Part 471, Appendix A to Subpart A), relating to the notice of employee rights under federal labor laws. 13. Export Controls. Each Party agrees that: information related to the development, design, production or use of a product, material, software or other item that is subject to export controls pursuant to the U.S. Export Administration Regulations (“EAR”), as amended, U.S. International Traffic in Arms Regulations (“ITAR”), as amended, or the Canadian Export and Import Permits Act, as amended, or any foreign equivalents thereof, as applicable, or that requires a specific license or permit from the relevant government agency before such technology or hardware can be transferred outside the United States or Canada, as applicable, or disclosed in the United States or Canada (as the case may be) to nationals of other countries, will not be transferred or released to the other Party without obtaining any necessary export license and the other Party’s written consent. Each Party further represents and warrants that it will not disclose any information or transfer items that is or could be considered a defense article pursuant to the ITAR, take any actions in conflict with requirements of the EAR, or make any disclosure or take any actions in conflict with the requirements of the Canadian Defence Production Act or Canadian Export Permit Regulations, or any other applicable foreign equivalents thereof without the responsible Party obtaining any necessary export license and the other Party’s written consent. 14. Dispute Resolution. All disputes or claims arising hereunder that cannot be resolved by the Parties shall be submitted to non-binding mediation for a period of thirty (30) days, which may be extended by written agreement of the Parties. If such dispute is not resolved through mediation or otherwise within the specified period, either Party may pursue remedies available to it at law or in equity, subject to the terms of this Agreement. 15. Equity Grants. As there will be no break in service between the Retirement Date and the Effective Date, during the Term of this Agreement, each stock option, restricted stock unit award and performance stock unit award previously granted by Emergent to Consultant shall, pursuant to the terms of the equity award agreements and plans under which the awards were granted, continue to vest, and, in the case of stock options, remain exercisable according to their terms based on Consultant’s continued service as a consultant, and any unvested awards shall terminate immediately upon a termination of this Agreement in accordance with Section 10. Upon termination of this Agreement, any vested stock options shall be exercisable in accordance with the terms of the applicable option agreement and the plan under which the stock option was granted 16. Safety. Consultant shall take all reasonable precautions consistent with applicable industry and professional standards to prevent injury to persons or property, and shall be responsible for supervising and maintaining the safety of all equipment, and property (including adjacent properties and structures) involved in the performance of the Services. If Consultant is required to operate on Emergent’s premises to fulfill an Order, Consultant shall comply with Emergent’s codes, policies and procedures, and shall attend all required site-specific training. Without limiting the generality of the foregoing, Consultant shall: (a) comply with all applicable laws and regulations relating to health, safety and the environment, including COVID-19 and other health safety protocols, (if there is a conflict, the more stringent protocol prevails), (b) attend appropriate training on all hazards they may be exposed to while performing the Services, and (c) at Consultant’s sole cost and expense, acquire and wear required protective equipment. 17. Cooperation. Consultant agrees, to the extent permitted by law, both during and after the Term, to cooperate fully with Emergent in: (i) any internal investigation; (ii) any investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against Emergent by a third party or by or on behalf of Emergent against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator; and/or (iii) any other governmental, administrative, regulatory, or judicial inquiry, investigation, proceeding or arbitration. Consultant understands and agrees that Consultant’s cooperation hereunder includes, but is not limited to, making himself available to Emergent upon reasonable notice for interviews and factual investigations; appearing at Emergent’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to Emergent pertinent information; and turning over to Emergent all relevant documents which are in or may come into Consultant’s possession. The term “cooperation” does not mean that Consultant must provide information that is favorable to Emergent; it means only that Consultant will provide truthful information within Consultant’s knowledge and possession upon request of Emergent. Emergent will reimburse Consultant for all reasonable and documented out of pocket costs that Consultant incurs to comply with this Section, provided that Consultant submits to Emergent appropriate documentation of such expenses within thirty (30) calendar days after such expenses are incurred (and provided that such expenses are not incurred in connection with any proceeding that is initiated by Consultant and/or otherwise concerns any claims by Consultant against Emergent or its Affiliates, or any of their respective officers, directors, agents or employees). Consultant further agrees that, to the extent permitted by law, Consultant will notify Emergent promptly in the event that Consultant is served with a subpoena (other than a subpoena issued by a government agency), or in the event that Consultant is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against Emergent. For the avoidance of doubt, any time spent by Consultant during the Term of this Agreement in activities requested by Emergent pursuant to this Section shall be credited against Consultant’s time commitment under this Agreement. Emergent shall, for any time spent by Consultant following the end of the Term in activities requested by Emergent pursuant to this Section, pay Consultant a mutually agreeable reasonable hourly fee, provided, however, that

Emergent will not pay Consultant any fee for time spent providing testimony in any arbitration, trial, administrative hearing or other proceeding. 18. Continuing Obligations. Consultant acknowledges and reaffirms Consultant’s existing non- solicitation and non-competition obligations set forth in Exhibit II of the December 19, 2011 letter agreement between Emergent and Consultant in connection with Consultant’s election to participate in Emergent’s Senior Management Severance Plan (such Plan, the “Plan,” such Exhibit, “Exhibit II,” and such obligations, the “Restrictive Covenant Obligations”), which, for ease of reference, is reprinted and attached hereto as Exhibit B; provided, however, that Consultant hereby agrees that such Restrictive Covenant Obligations are hereby amended to continue in effect for the duration of the Term and for twelve (12) months following the expiration or termination of the Term for any reason (for the avoidance of doubt, notwithstanding the foregoing reference to the Plan, Consultant agrees and acknowledges that Consultant has no rights to receive any benefits under the Plan). Consultant further acknowledges and reaffirms Consultant’s confidentiality and invention assignment obligations as set forth in Sections 8(b) and 9, respectively, of the Employment Agreement between Consultant and Company dated as of June 15, 2005, which Sections 8(b) and 9, for ease of reference, are reprinted and attached hereto as Exhibit C (the “Confidentiality and Assignment Obligations”). 19. Restriction on Insider Trading. Emergent is a publicly traded company listed on the New York Stock Exchange. Consultant acknowledges the existence of laws and regulations prohibiting “insider trading,” including the purchase or sale of securities of a company while in the possession of material information that has not been generally disclosed in the marketplace. Consultant acknowledges and agrees that it may have access to certain material nonpublic information of Emergent or its Affiliates as a result of the Services, and covenants and agrees that it will not engage in insider trading or disclose such information to any third parties in violation of applicable law or any contractual obligation. 20. Miscellaneous Provisions. a. Non-Waiver. No delay by or omission of any Party in exercising any right, power, privilege, or remedy shall impair such right, power, privilege, or remedy or be construed as a waiver thereof. b. Remedies. The rights and remedies provided in this Agreement are cumulative and are not exclusive of other rights or remedies provided by law. c. Notices. Any notice hereunder shall be given by first class mail, express mail, or email or facsimile (followed by confirmation), addressed to Emergent at the address given in the preamble of this Agreement or in the Order, to Consultant at the last address of Consultant on file with Emergent, or to such other address as a Party may later designate in writing to the other Party. Notice of any legal action, claim or other legal matter given by Consultant to Emergent shall be directed to Emergent’s General Counsel at 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879, USA.

d. Use of Emergent Name. Consultant shall not use the name, tradename or trademark of Emergent in a press release, advertising, publicity or promotional activity without the prior written consent of Emergent. e. Severability. In the event that any section or any part of a section of this Agreement should be declared void, invalid, or unenforceable by any court of law, for any reason, such a determination shall not render void, invalid, or unenforceable any other section or any part of any other section of this Agreement and the remainder of this Agreement shall remain in full force and effect. f. Headings. Headings and titles of parts and sections are for convenience only and have no interpretative significance. g. Assignment. This Agreement may not be assigned by Consultant without Emergent’s prior, express written consent. This Agreement is personal to Consultant and Consultant shall not have the right to delegate any of Consultant’s duties without the express written consent of Emergent. Any non-consented-to assignment or delegation, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default by Consultant. Emergent may, without Consultant’s written consent, assign and transfer this Agreement to any Affiliate, or to a successor of all or a portion of Emergent’s business by reason of merger, sale, or other form of acquisition of all or substantially all of the assets to which this Agreement relates, in which event Consultant agrees to continue to perform the duties and obligations according to the terms hereof to or for such assignee or transferee of this Agreement. h. Amendments. No modification or amendment to this Agreement or the Order shall be effected by or result from the receipt, acceptance, signing or acknowledgement of any purchase order, quotation, invoice, shipping document or other business form containing terms or conditions different from those set forth in this Agreement or the Order, and all such additional terms and conditions are hereby specifically rejected by both Parties. i. Governing Law and Jurisdiction. This Agreement and its interpretation shall be governed by the laws of the State of Maryland without reference to its conflict of law or choice of law provisions. Any action commenced by a Party to enforce the terms of this Agreement must be brought in the courts of the jurisdiction where the Services were primarily delivered hereunder, and the Parties hereby irrevocably consent to the jurisdiction and venue of such courts to enforce the terms of this Agreement. The Parties expressly waive any right that they have or may have to a jury trial of any dispute arising out of or in any way related to this Agreement, or any breach thereof. j. Integration; Counterparts; Signatures. This Agreement and all of its Exhibits (including any Exhibits explicitly included and made part of the Order by the Parties), constitute the entire agreement of the Parties, and supersede all prior discussions, negotiations, agreements, and understandings verbal and written, if any; provided, however, for the avoidance of doubt, that nothing herein shall be construed as a waiver by Consultant of any claims for indemnity, defense costs, or contribution Consultant may have under applicable law and/or in accordance with the terms of Emergent’s certificate of incorporation, by-laws, insurance policies, and/or any indemnification agreement between Consultant and Emergent (recognizing that no rights to such indemnity, defense costs and/or contribution are either created or guaranteed by this Agreement). This Agreement and all of its Exhibits (including any Exhibits explicitly included and made part of the Order by the Parties) may only be amended or modified by a written agreement signed by both Parties. In the event of a conflict between the terms of this Agreement and the terms of any Order, Exhibit or attachment hereto, proposal, quotation or any Consultant documentation, the terms of this Agreement shall prevail. This Agreement may be signed in multiple identical copies, each of which shall be deemed to be an original copy, and each facsimile or electronic copy shall constitute a legally binding, enforceable document. k. Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Emergent and Consultant have executed this Agreement to be effective as of the Effective Date. FUAD EL-HIBRI Date: EMERGENT BIOSOLUTIONS INC. By: Name: Title: Date

Exhibit A ORDER This Order, effective as of April 1, 2022 (“Effective Date”), is made by and between Emergent BioSolutions Inc. (“Emergent”) and Fuad El-Hibri (“Consultant”) and is the “Order” under the Consulting Agreement dated as of March 18, 2022 between Emergent and Consultant (“Agreement”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement. Description of Services: Consultant’s primary point of contact for the consulting services shall be Emergent’s Chief Executive Officer. Consultant shall, upon request by the Chief Executive Officer or Chairman, provide advice to Emergent in connection with Emergent’s transition from an Executive Chair structure, litigation and investigation support, merger and acquisition opportunities, government affairs, and overall business strategy. The level of services provided by Consultant over the period of performance is anticipated to be no more than 20 hours per month. Emergent will provide Consultant with an Emergent computer, software, and email address during the Term and Consultant will use it in accordance with written instructions provided by Emergent. Consultant shall provide the other facilities and supplies necessary to perform the Services unless otherwise arranged between Consultant and Emergent pursuant to and consistent with Emergent policy and, as Emergent deems necessary, with the authority of Emergent’s Chief Executive Officer or Chairman. Period of Performance: April 1, 2022 – April 1, 2024, if not earlier terminated in accordance with Section 10 of the Agreement. Person Providing Services: Fuad El-Hibri Reports: Consultant shall provide such reports as may be reasonably requested by Emergent’s Chief Executive Officer or Chairman from time to time. Fees, Other Compensation and Expenses: Monthly Cash Fees: $20,000. Fee pro-rated for partial months Additional Hourly Fees. A mutually agreeable reasonable hourly fee shall be paid for any time spent by Consultant following the end of the Term in activities requested by Emergent pursuant to Section 17 of the Agreement; provided, however, that no additional fee will be paid to Consultant for time spent providing testimony in any arbitration, trial, administrative hearing or other proceeding.

2 Discretionary Additional Compensation: Should Consultant’s services performed at Emergent’s request hereunder exceed 20 hours per month, the Board may, in its sole discretion, elect to provide Consultant with additional fees or other compensation on such terms and with such conditions as the Board shall determine; provided, however, that it is understood and agreed that the Parties shall agree in advance to Consultant’s performance of services significantly in excess of 20 hours in any month, and shall also agree in advance to compensation therefor. Expenses: Reimbursable in accordance with the terms of the Agreement; provided, however, that Consultant shall not incur total expenses in excess of $1,000 without the prior written approval of Emergent’s Chief Executive Officer. Invoicing and Payment: Invoices shall be sent and payments made in accordance with the terms of the Agreement, and the following shall apply: Manner/Location for Payments: First-class mail to primary business address Accounting Codes (Must be noted on invoices for payment to be processed): G/L Number: 650081 Consulting Fees Cost Center: 10045 CFO Cost Center WBS Code: N/A Emergent Address for Invoices: AccountsPayableEBSI@ebsi.com Contacts: Consultant: Fuad El-Hibri At phone number, email and mailing addresses previously on file with Emergent Emergent: Robert G. Kramer, Sr. Phone: (240) 631-3330 Email: KramerB@ebsi.com Emergent BioSolutions Inc. 400 Professional Drive, Suite 400 Gaithersburg, MD 20879

3 IN WITNESS WHEREOF, the Parties have executed this Order as of March 18, 2022, to take effect as of the Effective Date. EMERGENT BIOSOLUTIONS INC. FUAD EL-HIBRI By: Name: Robert G. Kramer, Sr. Date: Title: President and Chief Executive Officer Date:

4 Exhibit B Nonsolicitation/ Noncompete Acknowledgement (1) Nonsolicitation; Noncompete. I agree that, during my employment by the Company or any Affiliate (each as defined in the Plan) and for a period of twelve (12) consecutive months after my employment ceases for any reason, I shall not, directly or indirectly, (i) either alone or in association with others, (A) induce, counsel, advise, solicit or encourage, or attempt to induce, counsel, advise, solicit or encourage any employee to leave the employ of the Company, or any of its Affiliates, or accept employment with any other person or entity, (B) induce counsel, advise, solicit or encourage, or attempt to induce, counsel, advise, solicit or encourage any person who at the time of such inducement, counseling, advice, solicitation or encouragement had left the employ of the Company, or any of its Affiliates, within the previous six (6) months to accept employment with any person or entity besides the Company, or any of its Affiliates, or hire or engage such person as an independent contractor, or (C) solicit, interfere with, or endeavor to cause any customer, client, or business partner of the Company, or any of its Affiliates, to cease or reduce its relationship with the Company, or any of its Affiliates, or induce or attempt to induce any such customer, client, or business partner to breach any agreement that such customer, client, or business partner may have with the Company, or any of its Affiliates; and (ii) whether or not for compensation, and whether or not as an employee, be engaged in or have a financial interest in any business, competing with the business of the Company or of any Affiliate within any state, region or locality in which the Company or such Affiliate is doing business or marketing products at the time of the cessation of my employment, as the business of the Company or such Affiliates may then be constituted. With respect to this sub-section, however, it is understood and agreed that a business is not competing with the business of the Company or any Affiliate if (A) my duties with respect to such business relate solely to discrete business units that do not compete with the business of the Company or any Affiliate; or (B) the competitive activity is limited to geographical markets or products in which the Company or Affiliate was not engaged (whether by manufacture, distribution, sale, or development for manufacture, distribution, or sale) during the two (2) years immediately preceding my ceasing to be employed by the Company. Ownership of no more than .5% of the outstanding voting stock of a publicly traded corporation shall not constitute a violation of this provision. (2) Miscellaneous. (i) If any restriction in this Exhibit is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period or covers too great a range of activities or in too broad a geographic area, it shall be interpreted to be effective to the extent it is enforceable. The invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision of this Exhibit. (ii) I acknowledge the restrictions contained in this Exhibit are reasonable and necessary for the protection of the business and goodwill of the Company. I agree that any breach or threatened breach of this Exhibit will cause the Company substantial and irrevocable damage that is difficult to measure and that a remedy at law is not adequate. In the event of breach or threatened breach, I agree that the Company, in addition to other

5 available remedies, shall have the right to seek specific performance and injunctive relief without posting a bond. (iii) This Exhibit supersedes all prior agreements, written or oral, between the Company and me relating to the subject matter of Section 1, including any provisions in the Plan, and shall apply irrespective of the reason my employment ends. (v) No delay or omission by the Company in exercising any right under this Exhibit will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. (vi) This Exhibit shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation or entity with which or into which the Company may be merged or that may succeed to all or substantially all of its assets or business. (vii) This Exhibit may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Company and me. This Exhibit shall be governed by and construed as a sealed instrument under and in accordance with the laws of the State of Delaware without regard to conflicts of law provisions.

6 Exhibit C (b) Confidentiality Executive acknowledges that, during his employment by the Company, he shall have close contact with confidential and proprietary information of the Company and its Affiliates, including, without limitation, information regarding costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, regulatory matters, technical processes, manufacturing procedures, product research and development, other business affairs and methods, plans for future developments, and other information not readily available to the public, the disclosure of which to third parties would in each case have a materially adverse effect on the Company’s business operations or the business operations of its Affiliates (hereinafter, the “Confidential Information”). For purposes of this Agreement, the term “Confidential Information” shall also include all information that is made available by or through clients and customers of the Company or its Affiliates, as well as other persons or entities that are associated with, or are otherwise working with, the Company or its Affiliates. In recognition of the foregoing, Executive covenants and agrees: (i) That he shall keep secret all Confidential Information and not intentionally disclose Confidential Information to anyone outside of the Company except as may be reasonably necessary for the performance of his duties to the Company, either during or after his employment by the Company, except with the Company’s written consent; provided, that (a) Executive shall have no such obligation to the extent Confidential Information is or becomes publicly known other than as a result of his breach of his obligations hereunder; and (b) Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process; (ii) That he shall deliver promptly to the Company at the time he ceases to be employed by the Company or at any other time the Company may so request, all memoranda, notes, records, reports, and other documents (and all copies thereof) relating to the Company’s business or otherwise containing or referring to any Confidential Information that he obtained while employed by, or on behalf of, the Company and that he may then possess or have under his control; and (iii) That during his employment with the Company, he shall maintain all Company- related computer data in a manner as directed by the Board of Directors or its designee. During his employment and upon resignation or termination of employment, Executive shall not directly or indirectly alter or remove any records, files, or data pertaining to the Company’s business, or the business of its Affiliates, on computers that are/were used by him or that are/were accessible to him, without the written approval of the Company.

7 9. Inventions, Improvements and Copyrightable Materials Executive shall disclose promptly in writing and assign immediately, and hereby assigns to the Company, all of his right, title and interest in and to, any inventions, improvements, original works of authorship, formulas, processes, programs, techniques, know-how, data, developments or discoveries, whether or not patentable or copyrightable, (hereinafter referred to collectively as the “Work Product”) which he may make or conceive, or first reduce to practice or learn either solely or jointly with others, during the employment period with the Company through his work with the Company or with any other person or entity pursuant to an assignment by the Company. Executive acknowledges the special interest the Company holds in its processes, techniques and technologies and agrees that such processes, techniques and technologies shall not be directly or indirectly used or disclosed by him for the interests of any person or entity besides the Company. (i) All disclosures and assignments made pursuant to this Agreement are made without royalty or any additional consideration to Executive other than the regular compensation paid to him by the Company. (ii) Executive shall execute, acknowledge and deliver to the Company all necessary documents, and shall take such other action as may be necessary to assist the Company in obtaining by statute letters patent, copyrights, trademarks or other statutory or common law protections for the Work Product covered by this Agreement, vesting title and right in such patents, copyrights, trademarks and other protections in the Company and its designees. Executive hereby agrees that the Work Product constitutes a “work made for hire” in accordance with the definition of that term under the U.S. copyright laws. Executive shall further assist the Company in every proper and reasonable way to enforce such patents, copyrights, trademarks and other protections as the Company may desire. Executive’s obligation to deliver documents and assist the Company under this Agreement applies both during and subsequent to the term of his employment; provided, however, that his reasonable out-of-pocket expenses incurred in such activity after termination of his employment shall be paid or reimbursed by the Company. (iii) Any Work Product that Executive may disclose to anyone within twelve (12) months after the termination of his employment, or for which the Company may file application for letters patent, copyright, trademark or other statutory or common law protection within twenty-four (24) months after the termination of said employment, shall be presumed to have been made, conceived, first reduced to practice or learned during his employment and fully subject to the terms and conditions set forth herein; provided that if Executive, in fact, conceived any such Work Product subsequent to the termination of the employment and such Work Product is not based upon or derived from any Confidential Information of the Company or does not relate to the scope of work performed by him pursuant to his employment duties, then such Work Product shall belong to him and shall be his sole properly. Executive assumes the burden of establishing by competent legal evidence that such Work Product is not based

8 on any Confidential Information and that he conceived any such Work Product after the termination of his employment. (iv) Executive represents that the Work Product does not infringe any copyright or other proprietary right of any person or entity. (v) Attached to and made as part of this Agreement as Exhibit C is a complete list of all Work Product, whether or not patented or copyrighted, which has been made or conceived or first reduced to practice by Executive alone or jointly prior to the date of his employment. Such Work Product shall be excluded from the operation of this Agreement. If there is no such list on Exhibit C, Executive represents that no such Work Product exists at the time of signing this Agreement.